UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 23, 2016

RAYTHEON COMPANY

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13699	95-1778500
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 23, 2016, the Board of Directors (the “Board”) of Raytheon Company (the “Company”) adopted an amendment to the Company’s Amended and Restated By-Laws, as amended (as amended, the “By-Laws”) to implement proxy access. The By-Laws became effective immediately upon the amendment’s adoption by the Board. The By-Laws include a new Section 2.11, which permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws, including, among other requirements, that the Company receive notice of the nomination between 150 and 120 days prior to the anniversary of the date that the definitive proxy statement was first sent to stockholders in connection with the previous year’s annual meeting. Section 2.7 of the By-Laws also contains related and conforming changes.

A copy of the By-Laws is filed as Exhibit 3.1 hereto and this description is qualified in its entirety by reference to the full text of the By-Laws as set forth in such Exhibit.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1         Raytheon Company Amended and Restated By-Laws, as amended as of March 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date: March 28, 2016	By:	/s/ Frank R. Jimenez
Frank R. Jimenez Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Raytheon Company Amended and Restated By-Laws, as amended as of March 23, 2016.